LOGO	PR Contact Dolores Naney Lippert/Heilshorn & Associates dnaney@lhai.com (212) 838-3777	IR Contact Jody Burfening Lippert/Heilshorn & Associates jburfening@lhai.com (212) 838-3777

FOR IMMEDIATE RELEASE

GlobalOptions Group Announces Third Quarter Results

Company Reports Positive EBITDA of $0.8 Million

NEW YORK, November 10, 2008 - GlobalOptions Group, Inc. (NASDAQ: GLOI), a leading provider of domestic and international risk mitigation and management services, today announced results for the third quarter and nine months ended September 30, 2008.

Revenue for the third quarter was $29.5 million compared to $21.6 million for the same period in 2007. EBITDA (earnings before interest, taxes, depreciation and amortization) was $0.8 million compared to a loss of $3.4 million for the third quarter of 2007. Operating loss for the quarter was $0.3 million compared to an operating loss of $4.4 million for the third quarter of last year. Net loss for the third quarter was $0.4 million, or $0.04 per share on 9.7 million weighted average shares outstanding, versus $4.9 million or $1.45 per share on 3.4 million weighted average shares for the third quarter of 2007. The change in weighted average shares outstanding reflects principally the company’s 2007 equity restructuring for 2.2 million shares and the company’s October 2007 secondary public offering of 4.5 million shares.

For the first nine months of 2008, GlobalOptions reported revenue of $77.2 million versus $65.4 million in the same period last year. The operating loss was $6.6 million compared to $18.0 million for the first nine months of 2007. GlobalOptions’ net loss for the period was $6.8 million, or $0.70 per share compared to $18.4 million or $6.21 per share for the same period last year.

“Consistent with our 2008 plan, GlobalOptions achieved positive EBITDA this quarter, demonstrating the earnings potential of our business model and keeping us on track to deliver positive EPS in the fourth quarter,” said Dr. Harvey W. Schiller, Chairman and CEO of GlobalOptions Group. “Our year over year quarterly revenue increase of 37% was driven primarily by organic growth and reflected increases in each of our business units - Preparedness Services, Fraud and SIU Services and Security Consulting and Investigations, as we continue to benefit from intensified sales and marketing activities directed toward the insurance, education and public sectors.”

Added Dr. Schiller, “With the fourth quarter in view, we now expect to generate revenue at slightly below the third quarter level, which will result in full year revenue in the $105 million range. As we prepare for next year and think about the impact of a weakening economy on GlobalOptions’ business, we believe there are a number of factors working in our favor: continued outsourcing of emergency preparedness and disaster relief services by state and local governments, heightened concern about insurance fraud, particularly in the areas of unemployment and healthcare, and greater reliance on outsourcing SIU services by insurance companies.”

“As a result, we are currently planning for organic growth in 2009 of between 10% to 15%, comparable to the year-over-year organic growth we anticipate producing in 2008,” concluded Dr. Schiller. “As we continue to scale the business while holding infrastructure costs steady, we expect to deliver gradual increases in quarterly earnings throughout the year. The combination of solid demand for our expertise and services, low debt and improved operating efficiencies give us confidence that we are well situated to capture growth opportunities while preserving cash next year.”

Financial Measures
In addition to the results presented in accordance with generally accepted accounting principles, or GAAP, in this press release, the Company presents EBITDA and EBITDAS which are non-GAAP measures. EBITDA is determined by taking the net loss and adding back amortization of intangible assets, depreciation and amortization of property and equipment and interest expense (income), net. EBITDAS is determined by taking EBITDA and then adding back stock based compensation expense. The Company believes that these non-GAAP measures, viewed in addition to and not in lieu of the Company’s reported GAAP results, provides useful information to investors because these metrics provide a more focused measure of operating results. These metrics are an integral part of the Company’s internal reporting to measure operations of the company and the performance of senior management. A reconciliation to comparable GAAP measures is available in the accompanying schedule. The non-GAAP measures presented herein may not be comparable to similarly titled measures presented by other companies.

Conference Call
GlobalOptions Group will host an earnings conference call at 10:00 a.m. Eastern on November 11, 2008. During the call, Dr. Harvey Schiller, Chairman and Chief Executive Officer, and Jeff Nyweide, Chief Financial Officer, will discuss the Company’s performance and financial results. The telephone number for the conference call is 888-634-9408. A live webcast of the call will also be available on the company's website, www.GlobalOptions.com.

The webcast will be archived on the site, and investors will be able to access an encore recording of the conference call for one week by calling 800-642-1687, conference ID #66649817. The encore recording will be available two hours after the conference call has concluded.

GlobalOptions Group
GlobalOptions Group, with headquarters in New York City and offices in 16 cities, is a provider of high-end risk assessment and mitigation services to Fortune 1000 corporations, governmental organizations and high-profile individuals throughout the world. GlobalOptions Group’s services currently include risk management and security, investigations and litigation support, and crisis management. These engagements take GlobalOptions Group staff around the world and are typically highly-sensitive engagements where GlobalOptions Group is interacting with senior leaders in corporations and governments. Its overall mission is to identify, evaluate, assess, prevent and correct issues that may threaten people, organizations or strategic initiatives for corporations or governments. Additional information can be found at www.globaloptionsgroup.com.

Statements in this press release regarding the company's business that are not historical facts are "forward-looking statements" that involve risks and uncertainties. The company wishes to caution readers not to place undue reliance on such forward-looking statements, which statements are made pursuant to the Private Securities Litigation Reform Act of 1994, and as such, speak only as of the date made. To the extent the content of this press release includes forward-looking statements, they involve various risks and uncertainties including the successful integration of acquired businesses and revenue run rates.

Certain of these risks and uncertainties will be described in greater detail in GlobalOptions Group’s' filings with the Securities and Exchange Commission. GlobalOptions Group is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

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GLOBALOPTIONS GROUP, INC. AND SUBSIDIARIES Condensed Consolidated Balance Sheets (dollars in thousands, except per share amount)

ASSETS	September 30,	December 31,
	2008	2007
	(unaudited)
Current assets:
Cash and cash equivalents	$2,969	$4,426
Accounts receivable, net of allowance for doubtful
accounts of $2,881 at September 30, 2008 and $2,459 at December 31, 2007	31,287	25,213
Inventories	2,759	2,326
Prepaid expenses and other current assets	896	792

Total current assets	37,911	32,757

Property and equipment, net	5,528	5,570
Intangible assets, net	7,878	7,270
Goodwill	19,968	19,768
Security deposits and other assets	538	578

Total assets	$71,823	$65,943

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Line of credit	$6,000	$-
Notes payable	499	800
Obligation to issue common stock	-	2,160
Accounts payable	6,028	5,723
Deferred revenues	732	543
Accrued compensation and related benefits	5,120	3,740
Other current liabilities	4,262	2,170

Total current liabilities	22,641	15,136

Long-term liabilities:
Notes payable, less current portion	-	396
Other long-term obligations	843	454
Total long-term liabilities	843	850

Total liabilities	23,484	15,986

Commitments and contingencies

Stockholders' equity:
Preferred stock, $0.001 par value, 14,900,000 shares authorized;
no shares issued or outstanding	-	-
Series D convertible preferred stock, non-voting, $0.001 par value, 100,000 shares authorized,
55,388.37 shares issued and outstanding at September 30, 2008 and 55,989.32 shares issued
and outstanding at December 31, 2007, dividends do not accrue, no anti-dilution protection, convertible into 3,692,743 and 3,732,821 shares of common stock, at September 30, 2008, and December 31, 2007, respectively, liquidation preference of $0.001 per share or $0	-	-
Common stock, $0.001 par value; 100,000,000 shares authorized;
10,470,957 shares issued and 10,451,390 shares outstanding at September 30, 2008, and
9,660,269 shares issued and outstanding at December 31, 2007	10	10
Additional paid-in capital	107,728	102,537
Accumulated deficit	(59,349)	(52,590)
Treasury stock; at cost, 19,567 and 0 shares at September 30, 2008 and December 31, 2007, respectively	(50)	-
Total stockholders' equity	48,339	49,957
Total liabilities and stockholders' equity	$71,823	$65,943

GLOBALOPTIONS GROUP, INC. AND SUBSIDIARIES Condensed Consolidated Statements of Operations (Unaudited) (dollars in thousands, except per share amounts)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007

Revenues	$29,488	$21,574	$77,241	$65,428

Cost of revenues	16,876	11,479	44,349	35,833
Gross profit	12,612	10,095	32,892	29,595

Operating expenses:

Selling and marketing	3,154	1,358	8,374	12,258

General and administrative	9,801	13,143	31,103	35,374

Total operating expenses	12,955	14,501	39,477	47,632

Loss from operations	(343)	(4,406)	(6,585)	(18,037)

Other income (expense):
Interest income	2	16	24	268

Interest (expense)	(74)	(540)	(198)	(745)

Other income	-	-	-	100

Other income (expense), net	(72)	(524)	(174)	(377)

Net loss	$(415)	$(4,930)	$(6,759)	$(18,414)

Basic and diluted net loss per share	$(0.04)	$(1.45)	$(0.70)	$(6.21)

Weighted average number of common shares
outstanding - basic and diluted	9,734,067	3,406,520	9,660,684	2,963,709

GLOBALOPTIONS GROUP, INC. AND SUBSIDIARIES Reconciliation of Non-GAAP Information (Unaudited) (dollars in thousands)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2008	2007	2008	2007

EBITDA, EBITDAS

Net loss (GAAP)	$(415)	$(4,930)	$(6,759)	$(18,414)
Add back the following items:
Depreciation and amortization of property and equipment	358	400	1,038	857
Amortization of intangible assets	777	656	2,224	2,060
Interest (income) expense, net	72	524	174	477
EBITDA	$792	$(3,350)	$(3,323)	$(15,020)
Add back:
Stock-based compensation expense	758	921	3,021	2,659
EBITDAS	$1,550	$(2,429)	$(302)	$(12,361)